Exhibit 99.1

GigCapital2 Announces

Postponement of Annual Meeting of Stockholders

Palo Alto, CA – November 24, 2020 – GigCapital2, Inc. (“GigCapital2”) (NYSE: GIX), a Technology, Media and Telecom (TMT) Private-to-Public Equity (PPE)™ corporation, today announced that, in light of its business objectives and publicly announced proposed acquisitions, GigCapital2 has determined to postpone its annual meeting of stockholders, originally scheduled to be held on December 3, 2020, to December 8, 2020. As a result of the postponement of the annual meeting of stockholders, any stockholder seeking to demand redemption in connection with the Extension Amendment on the agenda for the annual meeting must submit its written request to the transfer agent in accordance with the procedure specified in the Proxy Statement delivered to GigCapital2’s stockholders in connection with the annual meeting prior to 5:00 p.m. EST on December 4, 2020.

About GigCapital Global and GigCapital2, Inc.

GigCapital Global (“GigCapital”) is a Private-to-Public Equity (PPE)™ technology, media, and telecommunications (TMT) focused investment group led by an affiliated team of technology industry corporate executives and entrepreneurs, and TMT operational and strategic experts in the private and public markets, including substantial, success-proven M&A and IPO activities. The group deploys a unique Mentor-Investors™ methodology to partner with exceptional TMT companies, managed by dedicated and experienced entrepreneurs. The GigCapital Private-to-Public Equity (PPE) companies (also known as blank check companies or Special Purpose Acquisition Companies (SPACs)) offer financial, operational and executive mentoring to U.S. and overseas private, and non-U.S. public companies, in order to accelerate their path from inception and as a privately-held entity into the growth-stage as a publicly traded company in the U.S. The partnership of GigCapital with these companies continues through an organic and roll-up strategy growth post the transition to a public company. GigCapital was launched in 2017 with the vision of becoming the lead franchise in incepting and developing TMT Private-to-Public Equity (PPE) companies. For more information, visit www.gigcapitalglobal.com or https://www.gigcapital2.com/.

GigCapital2, Inc. (NYSE: GIX, GIX.U, GIX.RT, and GIX.WS) is one of GigCapital’s Private-to-Public Equity (PPE) companies.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, an affiliate of GigCapital and GigCapital2, and is used pursuant to agreement with such affiliate.

For more information, visit www.gigcapitalglobal.com

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including possible business combinations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by the management of GigCapital2 in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on GigCapital2 as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting GigCapital2 will be those that we have anticipated. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital2’s filings with the U.S. Securities and Exchange Commission (the “SEC”), and in GigCapital2’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigCapital2 as of the date hereof, based on information available to GigCapital2 as of the date hereof, and GigCapital2 assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information About the Proposed Acquisitions and Where To Find It

Additional information about the proposed amendment (the “Extension Amendment”) to GigCapital2’s amended and restated certificate of incorporation to extend the date by which GigCapital2 must consummate a business combination from December 10, 2020 to March 10, 2021 can be found in GigCapital2’s definitive proxy statement in connection with GigCapital2’s solicitation of proxies for its annual meeting of stockholders to be held to approve, among other things, the Extension Amendment, previously filed with the SEC and mailed to stockholders on November 2, 2020.

Stockholders may also obtain a copy of the definitive proxy statement, as well as other documents filed with the SEC by GigCapital2, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Brad Weightman, Vice President and Chief Financial Officer, GigCapital2, Inc., 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303, or by telephone at (650) 276-7040.

Participants in the Solicitation

GigCapital2 and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from GigCapital2’s stockholders in respect of the Extension Amendment. Information regarding GigCapital2’s directors and executive officers is available in its Form 10-K filed with the SEC on March 30, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is contained in the definitive proxy statements related to the annual meeting of stockholders, and which can be obtained free of charge from the sources indicated above.

Contacts

For GigCapital Investor / Media Relations:

Darrow Associates

Jim Fanucchi, (408) 404-5400

Jordan Darrow, (512) 551-9296

ir@GigCapital2.com